UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2005

Apco Argentina Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	0-8933	98-0199453
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Mail Drop 26-4, Tulsa, Oklahoma	74104
(Address of principal executive offices)	(Zip Code)

918/573-2164
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since Last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 25, 2005, Apco Argentina Inc. (“Apco”) entered into an agreement to acquire 79,752 shares of Rio Cullen — Las Violetas S.A., an Argentine corporation (“RCLV”), that owns participation interests of 46.5 percent each in the CA-12 “Rio Cullen”, CA-13 “Las Violetas,” and CA-14 “Angostura” hydrocarbons exploitation concessions located in the southern Argentine province of Tierra del Fuego. The shares of RCLV purchased by Apco represent 55.44 percent of the total outstanding shares. The result of the purchase is that Apco will acquire 25.78 percent effective participation interests in each of the above-named concessions. The transaction is expected to close by February 7, 2005.

The purchase by Apco was part of an overall purchase of 143,583 shares of RCLV by Apco and its partners, Netherfield Corporation, Sucursal Tierra del Fuego (“Netherfield”), a branch of Netherfield Corporation, a wholly owned subsidiary of Antrim Energy Inc, a Canadian company, and ROCH S.A. (“Roch”) an Argentine corporation (all of which are collectively referred to herein as the “Purchasers”), pursuant to a stock purchase agreement executed with The Tower Fund L.P., the seller. The 143,583 shares acquired by the Purchasers represent all of the outstanding shares of RCLV.

At closing Apco will pay US $6.2 million for its shares of RCLV, to be funded out of general corporate funds, of which US $5.7 million represents the value attributed to the concession interests being acquired by Apco. The remaining balance represents working capital and other adjustments.

Roch has been the operator of the concessions for many years and will continue to act as operator after the closing of the transaction.

The Purchasers and two Argentine companies that did not sell their interests in the three concessions will enter into a joint venture agreement and an operating agreement that will be executed at closing.

Apco and Netherfield Corporation, Sucursal Argentina (another branch of Antrim Energy Inc.) are currently partners in the Yacimiento Norte 1/B Block, commonly referred to as the Capricorn block located in the province of Salta in northwest Argentina. Apco and Netherfield each own 50 percent interests.

Apco and Roch are currently partners in the Canadon Ramirez Concession located in the Chubut province in southern Argentina. Apco owns an 81.82 percent participation interest and Roch owns the remaining interest.

Item 7.01. Regulation FD Disclosure.

See the disclosure under Item 1.01 of this report, which is incorporated by reference into this Item 7.01 in its entirety. In addition, a copy of the press release announcing the transaction is furnished as Exhibit 99.1 to this report and is incorporated into this Item 7.01 in its entirety.

Item 9.01. Financial Statements and Exhibits.

     (a) None

     (b) None

     (c) Exhibits

Exhibit 99.1 Copy of press release dated January 27, 2005, publicly reporting the matters discussed herein, furnished pursuant to Item 7.01.

     Pursuant to the requirements of the Securities and Exchange Act of 1934, Apco has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APCO ARGENTINA INC.
Date: January 31, 2005	By:	/s/ Thomas Bueno
	Name:	Thomas Bueno
	Title:	President, Chief Operating Officer, and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description
Exhibit 99.1	Press release dated January 27, 2005.